UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2008

Silicon Mountain Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Colorado	000-11284	84-0910490
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4755 Walnut Street, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 938-1155

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 12, 2008, the Board of Directors of Silicon Mountain Holdings, Inc. (the “Company”) adopted a resolution effecting a two for one forward stock split of the Company’s issued and outstanding common stock. Shareholder approval is not required for the Company to effect the forward stock split, since the Company is not required to seek shareholder approval for a stock split and there will not be an amendment to the Articles of Incorporation of the Company. The forward stock split will be distributed to all shareholders of the Company of record on August 29, 2008. The effective time of the forward stock split will be the close of business on September 2, 2008. All shareholders of the Company of record on the record date will receive one additional shares of common stock of the Company for every share of common stock of the Company then owned. There will be no mandatory exchange of stock certificates. The Company’s transfer agent, Computershare Investor Services, will distribute certificates representing the new shares. There will be no change in the Company’s CUSIP number or trading symbol on the OTCBB as a result of the forward stock split.

The press release announcing the approval of the forward stock split is included as Exhibit 99.1 to this Report and is furnished herewith.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit 99.1	August 15, 2008 news release entitled “Silicon Mountain Holdings announces Two-For-One stock split.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON MOUNTAIN HOLDINGS, INC.

Signature:	/s/ Rudolph (Tré) Cates, III

Name:	Rudolph (Tré) A. Cates, III
Title:	President & Chief Executive Officer

Dated: August 15, 2008

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	August 15, 2008 news release entitled “Silicon Mountain Holdings announces Two-For-One stock split.”

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